Exhibit 10.1.6

LENDER JOINDER AGREEMENT

THIS LENDER JOINDER AGREEMENT, dated as of July 8, 2019 (this “Lender Joinder Agreement”), by and among JPMORGAN CHASE BANK, N.A. (in such capacity, the “Additional Commitment Lender”), CORE & MAIN LP (formerly known as HD Supply Waterworks, Ltd., a Florida limited partnership (as successor by merger to CD&R Waterworks Merger Sub, LLC, a Delaware limited liability company)) (the “Borrower”), a Florida limited partnership, and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent for the Secured Parties. Unless otherwise defined herein or on Annex I hereto, terms defined in the Credit Agreement referred to below and used herein shall have the meanings given to them in the Credit Agreement.

RECITALS:

WHEREAS, reference is made to the Term Loan Credit Agreement, dated as of August 1, 2017 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the several banks and other financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent;

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may add Supplemental Term Loan Commitments of one or more Additional Commitment Lenders by entering into one or more Lender Joinder Agreements; and

WHEREAS, the form of this Lender Joinder Agreement is appropriate in the opinion of the Borrower and the Administrative Agent to give effect to the making of the Supplemental Term Loans pursuant to the Supplemental Term Loan Commitments set forth on Schedule A annexed hereto.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

A.	The Additional Commitment Lender hereby agrees to commit to provide its Commitments as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

The Additional Commitment Lender (a) represents and warrants that it is legally authorized to enter into this Lender Joinder Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Subsections 5.1 and 7.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Joinder Agreement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes each applicable Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to each such Agent, as applicable, by the terms thereof, together with such powers as are incidental thereto; (e) hereby affirms the acknowledgments and representations of the Additional Commitment Lender as a Lender contained in Subsection 10.5 of the Credit Agreement; and (f) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with the terms of the Credit Agreement all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including its obligations pursuant to Subsection 11.16 of the Credit Agreement, and, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Subsection 4.11(b) of the Credit Agreement.

B.	The Additional Commitment Lender hereby agrees to make its Supplemental Term Loan Commitment on the following terms and conditions on the Effective Date (as defined below):

1.

Additional Commitment Lender to Be a Lender. The Additional Commitment Lender acknowledges and agrees that upon its execution of this Lender Joinder Agreement that the Additional Commitment Lender shall on and as of the Effective Date become a “Lender” with respect to the Term Loan Tranche indicated on Schedule A, under, and for all purposes of, the Credit Agreement and the other Loan Documents, shall be subject to and bound by the terms thereof, shall perform all the obligations of and shall have all rights of a Lender thereunder, and shall make available such amount to fund its ratable share of outstanding Supplemental Term Loan Commitments on the Effective Date as the Administrative Agent may instruct.

2.

Certain Delivery Requirements. The Additional Commitment Lender has delivered or shall deliver herewith to the Borrower and the Administrative Agent such forms, certificates or other evidence with respect to United States federal income tax withholding matters as the Additional Commitment Lender may be required to deliver to the Borrower and the Administrative Agent pursuant to Subsection 4.11 of the Credit Agreement.

3.	Credit Agreement Amendments. Pursuant to Subsection 2.8 of the Credit Agreement, on the Effective Date, the Credit Agreement is hereby amended as follows:

a.	Subsection 1.1 of the Credit Agreement is hereby amended by adding the following new definition, to appear in proper alphabetical order:

“First Lender Joinder Agreement Effective Date”: July 8, 2019.

b.	Subsection 2.2(b) of the Credit Agreement is hereby amended and restated as follows:

“(b) The Initial Term Loans of all the Lenders shall be payable in consecutive quarterly installments beginning on January 26, 2018 up to and including the Initial Term Loan Maturity Date (subject to reduction as provided in Subsection 4.4), on the dates (each such date, an “Installment Date”) and in the principal amounts, subject to adjustment as set forth below, equal to the respective amounts set forth below (together with all accrued interest thereon) opposite the applicable Installment Dates (or, if less, the aggregate amount of such Initial Term Loans then outstanding):

Date	Amount
The last Business Day of each Fiscal Quarter ending prior to the First Lender Joinder Agreement Effective Date	0.25% of the aggregate initial principal amount of the Initial Term Loans on the Closing Date

The last Business Day of each Fiscal Quarter ending on or after the First Lender Joinder Agreement Effective Date and prior to the Initial Term Loan Maturity Date	$3,258,565.99

Initial Term Loan Maturity Date	all unpaid aggregate principal amounts of any outstanding Initial Term Loans

”.

4.

Conditions to Effectiveness. This Lender Joinder Agreement, including the agreement of the Additional Commitment Lender to make the Supplemental Term Loans requested to be made by it, shall become effective on the date (the “Effective Date”) on which the following conditions shall have been satisfied or waived:

a.

the Administrative Agent shall have received (i) this Lender Joinder Agreement, executed and delivered by the Borrower, the Administrative Agent and the Additional Commitment Lender, and (ii) the acknowledgment and consent attached to this Lender Joinder Agreement (the “Acknowledgment”), executed and delivered by each Guarantor;

b.

the Administrative Agent shall have received a certificate from the Borrower and, substantially concurrently with the satisfaction of the other conditions precedent set forth in this Section B.4, each other Loan Party, dated as of the Effective Date, substantially in the form of Exhibit F to the Credit Agreement, with appropriate insertions and attachments of resolutions or other actions, evidence of incumbency and the signature of authorized signatories and Organizational Documents, executed by a Responsible Officer and the Secretary or any Assistant Secretary or other authorized representative of such Loan Party;

c.	the Administrative Agent shall have received the following executed legal opinions, each in form and substance reasonably satisfactory to the Administrative Agent:

i.	executed legal opinion of Debevoise & Plimpton LLP, counsel to the Borrower and the other Loan Parties;

ii.	executed legal opinion of Holland & Knight LLP, special Florida counsel to certain of the Loan Parties;

d.

the Administrative Agent and the Blue Point Lead Arrangers shall have received at least three Business Days prior to the Effective Date all documentation and information about the Borrower and the Guarantors mutually agreed to be required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Customer Due Diligence Requirements for Financial Institutions issued by the U.S. Department of Treasury Financial Crimes Enforcement Network under the Bank Secrecy Act (as published May 11, 2016 and effective May 11, 2018, as amended from time to time), that has been reasonably requested in writing by the applicable Blue Point Lead Arranger at least 12 Business Days prior to the Effective Date;

e.

the Blue Point Committed Lenders and the Blue Point Lead Arrangers shall have received all fees related to the Blue Point Transactions payable to them to the extent due which may be offset against the proceeds of the initial borrowing of the Supplemental Term Loans contemplated hereby;

f.

the Blue Point Lead Arrangers shall have received a certificate of the chief financial officer or treasurer (or other comparable officer) of the Borrower certifying the Solvency, after giving effect to the Blue Point Transactions, of the Borrower and its Subsidiaries on a consolidated basis in substantially the form of Exhibit H to the Credit Agreement;

g.

From the date of the Blue Point Acquisition Agreement, there has not occurred any Material Adverse Effect (as defined in the Blue Point Acquisition Agreement), nor has any event or events occurred that, individually or in the aggregate, with or without lapse of time, could reasonably be expected to result in a Material Adverse Effect (as defined in the Blue Point Acquisition Agreement);

h.

the Blue Point Acquisition shall have been or, substantially concurrently with the initial borrowing of the Supplemental Term Loans contemplated hereby shall be, consummated in all material respects in accordance with the terms of the Blue Point Acquisition Agreement, without giving effect to any modifications, amendments, express waivers or express consents thereunder by the Borrower that are materially adverse to the Additional

Commitment Lender without the consent of the Blue Point Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed and provided that the Blue Point Lead Arrangers shall be deemed to have consented to such modification, amendment, waiver or consent unless they shall object thereto within three Business Days after receipt of written notice of such modification, amendment, waiver or consent), it being understood and agreed that (i) any change in the Purchase Price (as defined in the Blue Point Acquisition Agreement) shall not be deemed to be materially adverse to the Additional Commitment Lender but (x) any resulting reduction in cash uses shall be allocated to a reduction in the Supplemental Term Loan Commitments and (y) any increase in the Purchase Price (as defined in the Blue Point Acquisition Agreement) (excluding, for the avoidance of doubt, any purchase price adjustments in accordance with the terms of the Blue Point Acquisition Agreement) shall be funded (at the Borrower’s option) with cash on hand and up to $25.0 million of ABL Facility Loans (as defined in the Credit Agreement) and (ii) any modification, amendment, express waiver or express consent to the definition of “Material Adverse Effect” in the Blue Point Acquisition Agreement shall be deemed to be materially adverse to the Additional Commitment Lender; provided that the Blue Point Lead Arrangers shall be deemed to have consented to such modification, amendment, express waiver or express consent unless they shall object thereto within three Business Days after receipt of written notice of such modification, amendment, express waiver or express consent;

i.

the Blue Point Lead Arrangers shall have received (i) audited consolidated balance sheets and related statements of operations, equity and cash flows of the Borrower for the fiscal years ended January 28, 2018 and February 3, 2019, (ii) unaudited consolidated balance sheets and related statements of operations and cash flows of the Borrower for any subsequent fiscal quarter and the portion of the fiscal year through the end of such quarter (other than, in each case, the fourth fiscal quarter of any fiscal year) ended at least 60 days prior to the Effective Date, (iii) reviewed combined balance sheets and related statements of income and equity and cash flows of the Company for the fiscal years ended December 31, 2017 and December 31, 2018 and (iv) unreviewed combined balance sheets and related statements of income of the Company for any subsequent fiscal quarter and the portion of the fiscal year through the end of such quarter (other than, in each case, the fourth fiscal quarter of any fiscal year) ended at least 60 days prior to the Effective Date;

j.

(i) the condition in Section 7.02(a) of the Blue Point Acquisition Agreement (but only with respect to the representations that are material to the interests of the Additional Commitment Lender, and only to the extent that the Borrower (and any of its Affiliates that is a party to the Blue Point Acquisition Agreement) has the right to terminate its (and their) obligations under the Blue Point Acquisition Agreement (or otherwise decline to consummate the Blue Point Acquisition) without liability to the Borrower or any of its Affiliates as a result of a breach of such representations in the Blue Point Acquisition Agreement (the “Seller Representations”; provided that the representation set forth in Section 4.06(a) of the Blue Point Acquisition Agreement shall be deemed a Seller Representation)) shall have been satisfied and (ii) the Specified Representations (as defined in the Credit Agreement) shall be true and correct in all material respects, except to the extent they relate to a particular date in which case such Specified Representations shall be true and correct in all material respects on and as of such date as if made on and as of such date;

k.

the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower, dated as of the Effective Date, substantially in the form of Exhibit G to the Credit Agreement; and

l.

the Collateral Agent shall have received customary lien searches in the United States reasonably requested by it at least 30 calendar days prior to the Effective Date; provided that if such lien searches have not been delivered to the Collateral Agent on or prior to the Effective Date after the Borrower’s commercially reasonable efforts to do so, then delivery of such lien searches shall not constitute a condition precedent to the initial borrowing of the Supplemental Term Loans contemplated hereby if the Borrower agrees to deliver or cause to be delivered such lien searches pursuant to arrangements to be mutually agreed between the Borrower and the Administrative Agent.

m.	no Event of Default under Subsection 9.1(a) or (f) under the Credit Agreement shall have occurred and been continuing on May 1, 2019.

The making of the Supplemental Term Loans by the Additional Commitment Lender hereunder shall conclusively be deemed to constitute an acknowledgment by the Administrative Agent and the Additional Commitment Lender that each of the conditions precedent set forth in this Section B.4 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

5.

Representations and Warranties. In order to induce the Additional Commitment Lender to enter into this Lender Joinder Agreement, the Borrower represents and warrants to the Additional Commitment Lender and the Administrative Agent that on and as of the Effective Date, each of the representations and warranties required to be made by any Loan Party pursuant to the Credit Agreement and any other Loan Document to which it is a party pursuant to Section B.4(j)(ii) shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of the Effective Date as if made on and as of such date.

6.

Reference to and Effect on the Credit Agreement and the Notes. On and after the effectiveness of this Lender Joinder Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as modified by this Lender Joinder Agreement. The Credit Agreement and each of the other Loan Documents, as specifically modified by this Lender Joinder Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Lender Joinder Agreement shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents. The Borrower hereby expressly acknowledges the terms of this Lender Joinder Agreement and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Lender Joinder Agreement and the transactions contemplated hereby and (ii) its grant of Liens on the Collateral to secure the Term Loan Facility Obligations (including, without limitation, in respect of the Supplemental Term Loans contemplated hereby) pursuant to the Security Documents. This Lender Joinder Agreement does not constitute a novation of any Obligations.

7.

Credit Agreement Governs. Except as set forth in this Lender Joinder Agreement, Supplemental Term Loan Commitments shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

8.	Notice. For purposes of the Credit Agreement, the initial notice address of the Additional Commitment Lender shall be as set forth on Schedule A annexed hereto.

9.

Recordation of the New Loans. Upon execution, delivery and effectiveness hereof, the Administrative Agent will record the Supplemental Term Loan Commitments made by the Additional Commitment Lender in the Register.

10.

Tax Matters. The parties hereto intend to treat the Initial Term Loans outstanding immediately prior to the Effective Date and the Supplemental Term Loans as one fungible tranche for U.S. federal and applicable state and local income tax purposes.

11.

Amendment, Modification and Waiver. This Lender Joinder Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

12.

Entire Agreement. This Lender Joinder Agreement, the Credit Agreement and the other Loan Documents represent the entire agreement among the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the parties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

13.

GOVERNING LAW. THIS LENDER JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

14.

Severability. Any provision of this Lender Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.

Counterparts. This Lender Joinder Agreement may be executed by one or more of the parties to this Lender Joinder Agreement on any number of separate counterparts (including by facsimile and other electronic transmission), and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Lender Joinder Agreement to be duly executed, all as of the date first written above.

JPMORGAN CHASE BANK, N.A. as Additional Commitment Lender

By:	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

CORE & MAIN LP, as Borrower

By:	/s/ Mark R. Witkowski
Name: Mark R. Witkowski
Title: Vice President and Chief Financial Officer

[Signature Page to Lender Joinder Agreement (Blue Point)]

Acknowledgment to Lender Joinder Agreement

Each Guarantor acknowledges and consents to each of the foregoing provisions of this Lender Joinder Agreement. Each Guarantor (and the Borrower by delivery of its executed signature above) further acknowledges and agrees that all Obligations with respect to the Initial Term Loan Commitments under the Credit Agreement as modified by this Lender Joinder Agreement shall be fully guaranteed and secured pursuant to the Guarantee and Collateral Agreement in accordance with the terms and provisions thereof. Each Guarantor and the Borrower reaffirms its obligations under the Loan Documents to which it is party. Without limiting the foregoing, each of the Guarantors and the Borrower hereby (i) acknowledges and agrees that all of its obligations under the Guarantee and Collateral Agreement and the other Security Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by such Guarantor and the Borrower, as applicable, to the Collateral Agent for the benefit of the Secured Parties made pursuant to the Guarantee and Collateral Agreement and (iii) agrees that the Borrower Obligations and the Guarantor Obligations (each as defined in the Guarantee and Collateral Agreement) include, among other things and without limitation, the due and punctual payment by the Borrower or the Guarantors, as applicable, when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on the Loans made pursuant to the Commitments under the Credit Agreement as modified by this Lender Joinder Agreement.

[Signature Pages Follow]

GUARANTORS:

CD&R PLUMB BUYER, LLC

By:	/s/ Theresa A. Gore

Name: Theresa A. Gore
Title: Vice President and Secretary

CORE & MAIN GP, LLC

By:	/s/ Theresa A. Gore

Name: Theresa A. Gore
Title: Vice President and Secretary

CORE & MAIN MANAGEMENT FEEDER, LLC

By:	/s/ Mark R. Witkowski

Name: Mark R. Witkowski
Title: Vice President

[Signature Page to Acknowledgment to Lender Joinder Agreement (Blue Point)]

SCHEDULE A

to

LENDER JOINDER AGREEMENT

SUPPLEMENTAL TERM LOAN COMMITMENTS

Additional Commitment Lender	Tranche of Supplemental Term Loan Commitment	Principal Amount Committed	Aggregate Amount of All Supplemental Term Loan Commitments	Maturity Date
JPMorgan Chase Bank, N.A.	Initial Term Loan Tranche	$225,000,000	$225,000,000	August 1, 2024

Effective Date of Lender Joinder Agreement: As specified in Section B.3 above.

Notice Address for the Additional Commitment Lender:

JPMorgan Chase Bank, N.A.

383 Madison Avenue

New York, New York 10179

ANNEX I

to

LENDER JOINDER AGREEMENT

Annex I

“Blue Point Acquisition”: the acquisition by the Borrower of certain assets of Long Island Pipe Supply, Inc. pursuant to the Blue Point Acquisition Agreement.

“Blue Point Acquisition Agreement”: the Asset Purchase Agreement, made entered into as of May 1, 2019, by and among the Borrower, Long Island Pipe Supply Company, Inc., a New York corporation (“LIP”), the Sellers (as defined therein), Robert Moss, a resident of Nassau County, New York, Bradley Moss, a resident of New York County, New York and Michael Moss, a resident of New York County, New York.

“Blue Point Committed Lenders”: JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., Bank of America, N.A., Barclays Bank PLC, Deutsche Bank AG New York Branch, Royal Bank of Canada, Goldman Sachs Bank USA, Branch Banking and Trust Company, U.S. Bank National Association, Credit Suisse AG, Natixis, New York Branch, and Nomura Securities International, Inc.

“Blue Point Lead Arrangers”: in respect of the Supplemental Term Loan Commitments contemplated hereby, JPMorgan Chase Bank, N.A., Citi, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Deutsche Bank Securities Inc., RBC Capital Markets1, Goldman Sachs Bank USA, Branch Banking and Trust Company, U.S. Bank National Association, Credit Suisse Loan Funding LLC, Natixis, New York Branch, and Nomura Securities International, Inc., as Joint Lead Arrangers.

“Blue Point Transactions”: any or all of the following (whether taking place prior to, on or following the Effective Date): (i) the entry into the Blue Point Acquisition Agreement and the consummation of the transactions contemplated thereby, including the Blue Point Acquisition, (ii) the entry into that certain Amendment No. 1 to the Existing ABL Credit Agreement, dated as of the Effective Date and any incurrence of Indebtedness under the Existing ABL Credit Agreement, (iii) the entry into this Lender Joinder Agreement and incurrence of the Supplemental Term Loans hereunder and (iv) all other transactions relating to any of the foregoing (including payment of fees, premiums and expenses related to any of the foregoing).

“Citi”: Citigroup Global Markets Inc., Citibank, N.A., Citigroup, USA, Inc., Citigroup North America, Inc. and/or any of their affiliates as any of them shall determine to be appropriate to provide the services contemplated pursuant to the Supplemental Term Loan Commitments.

[1]	RBC Capital Markets is a marketing name for the capital markets activities of Royal Bank of Canada and its affiliates.

“Company”: collectively, the assets of Long Island Pipe Supply, Inc. being acquired in connection with the Blue Point Acquisition Agreement.

“Existing ABL Credit Agreement”: ABL Credit Agreement, dated as of August 1, 2017 (as amended, supplemented, waived or otherwise modified from time to time), among the Borrower, the subsidiary borrowers from time to time party thereto, the several banks and other financial institutions from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent.